Exhibit 10.119
November 8, 2007
Cynthia Hudson
9025 SW 59th Court
Pinecrest, FL 33156   USA
Dear Cynthia Hudson:
Pursuant to the terms and conditions of the Spanish Broadcasting System, Inc., 1999 SOP (the “Plan”), you have been granted an Incentive Stock Option, subject to limitations set forth by the Internal Revenue Code of 1986, as amended from time to time, to purchase 25,000 shares (the “Option”) of Class A common stock as outlined below.

Granted To:	Cynthia Hudson

Grant Date:	November 5, 2007

Options Granted:	25,000

Option Price per Share:	$2.55 Total Cost to Exercise: $63,750.00

Expiration Date:	November 5, 2017 unless terminated earlier.

Vesting Schedule:	33+% per year for 3 years

8,334 on 11/05/2008
8,333 on 11/05/2009
8,333 on 11/05/2010

Transferability:	Not transferable except in accordance with the Plan.

Spanish Broadcasting System, Inc.
By:	/s/ Raúl Alarcón, Jr.

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature:	/s/ Cynthia Hudson	Date:	November 8, 2007

Cynthia Hudson
SBS TOWER 2601 SOUTH BAYSHORE DRIVE, PENTHOUSE II COCONUT GROVE, FLORIDA 33133 TEL (305) 441-6901 FAX (305) 446-5148